Exhibit 11.1

II.                                     Computation of Earnings Per Share

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for income from continuing operations:

U.S. dollars in thousands except share and per share data	Income (Numerator)	Shares (Denominator)	Per Share Amount

Three Months Ended June 30, 2002
Basic loss per share
Loss available to common shareholders	$(19,241)	11,857,618	$(1.62)

Effect of Dilutive Securities:
Class A Warrants		—
Director and Employee Options		—
Class B Warrants		—

Diluted loss per share	$(19,241)	11,857,618	$(1.62)
Loss available to common shareholders	$(19,241)	11,857,618	$(1.62)

Three Months Ended June 30, 2001
Basic loss per share
Loss available to common shareholders	$(5,915)	11,787,725	$(0.50)

Effect of Dilutive Securities:
Class A Warrants		—
Director and Employee Options		—
Class B Warrants		—

Diluted loss per share	$(5,915)	11,787,725	$(0.50)
Loss available to common shareholders	$(5,915)	11,787,725	$(0.50)